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                                                                    EXHIBIT 10.3
                              AMENDED AND RESTATED
                         EXECUTIVE EMPLOYMENT AGREEMENT


      THIS AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the 1st day of September 1998, by and between Artificial Life, Inc., a Delaware corporation, with its principal office at Four Copley Place, Suite 102, Boston, Massachusetts, 02116 (the "Company") and Prof. Eberhard Schoneburg, an individual residing in Luzern, Switzerland (the "Executive").

      WHEREAS, the Executive entered into that certain Executive Employment Agreement dated as of July 1, 1998 (the "Original Employment Agreement");

      WHEREAS, the Company and the Executive mutually desire to amend and restate the Original Employment Agreement;

      WHEREAS, the Company desires the benefit of the experience, supervision and services of the Executive and desires to employ the Executive upon the terms and conditions set forth herein; and

      WHEREAS, the Executive is willing and able to accept such employment on such terms and conditions.

      NOW, THEREFORE, in consideration of the covenants and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

      1. Employment. The Company shall employ the Executive and the Executive agrees to be employed by the Company as its (i) President and Chief Executive Officer and (ii) Chairman of the Board of Directors ("Chairman") throughout the term hereof on the terms and conditions provided below. The Executive hereby accepts such employment.

      2.    Duties and Powers.

      a. Executive shall serve as President, Chief Executive Officer and Chairman and shall have such responsibilities, duties and authority as is customary to such positions, including, without limitation, general supervision and control over, and responsibility for, the general management and operation of the Company and its subsidiaries, including the performance of all duties incident thereto, and using his full and best efforts to accomplish:

            (1) Subject to the oversight of the Board of Directors, development and implementation of the Company's business strategy, including specifically the preparation of annual and long-term business and budgeting plans for the Company.
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         (2)      Identification, recruitment, training, motivation and
                  supervision of all subordinate management personnel.

         (3) Pursuit of additional acquisition opportunities for the Company.

         (4) Expansion of the market for the Company's products and services.

         (5) Reporting regularly to the Board of Directors of the Company in a reasonable manner as reasonably determined by the Board of Directors in consultation with the Executive.

         (6) In addition to the foregoing, the Executive shall perform such other duties and services which are customary to the positions held or which the Executive considers to be in the best interests of the Company.

      b. The Executive shall have the following powers in connection with the fulfillment of the duties set forth in Section 2(a) above:

            (1) Subject to the reasonable oversight of the Board of Directors, the power to develop and implement the Company's business strategy.

            (2) Subject to the final authority of the Board of Directors (except as described below in subsection (3) of this Section 2(b)), the ability to determine the actions to be taken and the contracts to be entered into by the Company.

            (3) The Executive shall have the authority to commit the Company to contracts involving amounts of $2,000,000 or less without the requirement of prior approval from the Board of Directors; provided, however, that the Executive may commit the Company to any contract contemplated by the Company's business plan or any other strategic document approved by the Board of Directors.

            (4) The Executive shall have the authority to hire and dismiss all employees of the Company, including subordinate officers, which authority may be delegated to subordinates in the Executive's discretion.

            (5) Subject to the ultimate authority of the Board of Directors, the Executive shall have such other powers as are (i) commensurate with the position of Chief Executive Officer and (ii) otherwise necessary to perform the duties set forth in Section 2(a) above.

      c. The Company acknowledges and agrees that in performing his duties and responsibilities as Chief Executive Officer, Executive may, for extended periods of time, be required to execute his duties and responsibilities from outside the United States because the Executive resides in Switzerland and because the Company believes that Europe and other

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markets will be important to develop and that it will be advantageous to have technical and other services performed in countries where the cost of such services is lower than in the United States.

      3. Best Efforts of the Executive. The Executive shall (i) devote such of his business time to the management of the business and affairs of, and to the furtherance of the interests of, the Company as is reasonably necessary, and
(ii) devote the necessary and appropriate amount of time and perform to the highest standard of care in performing his services. The Executive shall perform all of his duties hereunder in a diligent and proper manner and shall abide by and carry out the written and reasonable policies, procedures and instructions of the Company as attached or as agreed to in the future or as determined by the Board of Directors.

      4. Term of Employment. Subject to Section 6 hereof, the Executive's employment and appointment hereunder shall be for a term commencing on the date hereof and expiring on September 1, 2001, unless extended or earlier terminated as provided in accordance with the terms hereof (the "Term") On September 1, 2001, and each anniversary thereof, the Term shall be automatically extended for an additional period of one (1) year, unless the Executive or the Company shall have given notice to the other at least sixty (60) days prior to the end of the then current Term indicating that the Term will not be so extended.

      5. Compensation. Subject to Sections 7 and 8 hereof, in consideration of the performance by the Executive of his duties hereunder, during the Term and any applicable severance period the Company shall pay or provide to the Executive the following compensation and benefits which the Executive agrees to accept in full satisfaction for his services, it being understood that necessary withholding taxes, FICA contributions and any other standard Company deductions shall be deducted from such compensation:

            (a) Base Salary. The Executive shall receive an initial base salary equal to Two Hundred Forty Thousand Dollars ($240,000) per annum, which base salary shall be paid in arrears in equal biweekly installments. The amount of such base salary shall be reviewed yearly with a view to increases based on performance; provided, however, that the minimum increase per annum shall be ten percent (10%). Base Salary will increase during the prior calendar year in any event each January 1 by the amount of increases in the Consumer Price Index, for All Urban Consumers, U.S. City Average (as published by the U.S. Department of Labor, Bureau of Labor Statistics).

            (b) Bonus. The Executive shall be entitled to participate in any bonus program which is made available to executive officers of the Company. Executive shall also receive as an additional bonus an amount per annum equal to three percent (3%) of the Company's net profits from operations for such year.

            (c) Bereavement Leave. The Executive shall be entitled to bereavement leave in accordance with the Company policy from time to time, but not less than the entitlement in effect on the date of this Agreement.

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            (d) Vacation; Sick Days. The Executive shall be entitled to four (4)
weeks paid vacation per calendar year; ten (10) paid sick days per calendar year, five (5) paid personal days per calendar year and holidays accorded employees of the Company from time to time, but at least those accorded employees of the Company on. the date of this Agreement.

            (e) Insurance Coverages and Pension Plans. The Executive shall be entitled to such insurance, pension and all other benefits as are generally made available by the Company to its executive officers from time to time.

            (f) Specific Guaranteed Benefits. Notwithstanding the provisions set forth above the following benefits or their equivalent will be provided to Executive by the Company or paid for by the Company during the Term and during any applicable severance period in accordance with the provisions of Section 7(d):

                  (i) noncontributory health and dental insurance coverage for Executive and his family under a health insurance plan equivalent in all material respects to the Company's health plan as it. exists on the date hereof (not including retiree medical benefit coverage);

                  (ii) life and dismemberment insurance coverage for Executive equivalent to the highest insurance benefits provided under the Company's present insurance or any successor insurance from time to time; provided in no event will the Company be liable for such insurance benefits to the Executive; and

                  (iii) short term and long term disability insurance coverage for Executive with coverage at least as good as the best coverage offered by the Company from time to time during the term hereof

            (g) Health and Dental Insurance to Age 65. If the Term hereof and any applicable severance period should expire prior to the Executive's 65th birthday, the Company shall continue to provide or arrange to continue to provide Executive at Executive's expense, with health and dental insurance coverage, substantially equivalent to the coverage specified in subsection (f) above.

            (h) Expense Reimbursement. The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

      6.    Termination.

            (a) Termination by the Company with Cause. The Company shall have the right at any time to terminate the Executive's employment hereunder upon the occurrence of any of the following events (any such termination being referred to as a termination for "Cause"): (i)

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willful, substantial and continued failure or neglect by the Executive, to follow the reasonable directions of the Board, after notice thereof specifically identifying the deficiency, and a reasonable opportunity to take remedial action which resolves the issue, (ii) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company; (iii) the commission of an act of embezzlement or fraud; (iv) the willful disregard of the rules or policies of the Company which results in direct or indirect loss, damage or injury to the Company which is material to the Company; (v) the willful unauthorized disclosure of any trade secret or confidential information of the Company to a third party which is material and thereby harms the interests of the Company; or
(vi) the willful commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to breach a contract with the Company. For purposes of this subsection, no act, or failure to act on, the Executive's part shall be deemed "willful" unless done, or omitted to be done, by him not in good faith and without the reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in this subsection and specifying the particulars thereof in detail.

            (b) Termination by Company for Death or Disability. The Company shall have the right at any time to terminate the Executive's employment hereunder upon the Executive's inability to perform his duties hereunder by reason of any mental, physical or other disability for a period of at least six
(6) consecutive months or until such earlier time as the Executive's eligibility is confirmed and he commences to receive payments under the Company's long-term disability policy. The Executive's employment hereunder shall also terminate automatically upon the death of the Executive.

            (c) Termination by Company Without Cause. The Company shall have the right at any time to terminate the Executive's employment hereunder for any other reason without Cause upon ninety (90) days prior written notice to the Executive.

            (d) Voluntary Termination by Executive. The Executive shall be entitled to terminate his employment hereunder upon thirty (30) days prior written notice to the Company. Any such termination shall be treated as a termination by the Company for "Cause" under Section 7.

            (e) Constructive Termination by the Executive. The Executive shall be entitled to terminate his employment hereunder upon the occurrence of a Constructive Termination. Any such termination shall be treated as a termination by the Company without cause. For this purpose, a "Constructive Termination" shall mean:

                  (i) the material diminution in the requirements of the Executive's employment other than as expressly contemplated by this Agreement;

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                  (ii) any other material change in such position, including titles, authority or responsibilities from those contemplated by Sections 1 and 2 of this Agreement;

                  (iii) any reduction in the Executive's annual base salary as set from year to year upon a renewal or otherwise;

                  (iv)  any change in the Executive's reporting
responsibilities;

                  (v) any removal of the Executive as President, Chief Executive Officer, or Chairman of the Company;

                  (vi) any material breach of this Agreement by the Company or any material breach by the Company of its obligations under any other agreement with the Executive or of any other duty or obligation owed to the Executive, including but not limited to those with respect to any stock options granted or bonus payable to the Executive;

                  (vii) conditioning any nontermination or renewal of this Agreement on any revision of this Agreement which is material and adverse to the Executive;

                  (viii) the occurrence of a "Change of Control" (as defined in Section 8(a)) by means of a sale by the Company of substantially all of its assets in which the purchaser does not assume the obligations and liabilities of the Company under this Agreement.

                  (ix)  a liquidation or dissolution of the Company.

      The Executive's right to terminate his employment pursuant to this subsection shall not be affected by his incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Constructive Termination hereunder.

            (f) Notice of Termination. Any termination of the Executive's employment hereunder (other than upon the death of the Executive) shall be communicated by Notice of Termination to the other party hereto given in accordance with this Section 6 (if applicable) and Section 11. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) if the termination is by the Company for Cause or by the Executive for Constructive Termination, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and is otherwise in accordance with the terms of Section 6(a) or 6(e), as the case may be, and (iii) sets forth the date on which such termination shall be effective, which date shall be no sooner than permitted by the applicable Section, but in no event less than thirty (30) days after the giving of such notice (the "Date of Termination"). The failure by any party to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause or Constructive Termination shall

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not waive any right of such party hereunder or preclude such party from asserting such fact or circumstance in enforcing its rights hereunder.

            (g) Notwithstanding the provisions of Section 6(f) above, if at any time prior to fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this proviso), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a binding arbitration award; and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. During the pendency of any such dispute, (i) the Executive shall not be required to report for work or otherwise continue to perform his duties with the Company, and (ii) the Company will continue to pay to the Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue the Executive and his dependents as a participant in all compensation, benefit and insurance plans in which he or they were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection. Amounts paid under this Subsection are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

      7.    Effect of Termination of Employment Prior to a Change of Control.

            (a) With Cause. If the Executive's employment is terminated for Cause, the Executive's salary and other benefits specified in Section 5 shall cease on the Date of Termination, except that he will be paid all other amounts to which he was entitled prior to the Date of Termination under the retirement, benefit, insurance and compensation programs required to be provided by Section 5(e) at the time such payments are payable under such plans.

            (b) Death. If the Executive's employment is terminated by the death of the Executive (pursuant to Section 6(b) the Executive's compensation provided in Section 5 shall be paid to the Executive's estate as follows:

                  (i) the Executive's then current base salary shall continue to be paid through the last day of the month during which such termination occurred and for six (6) months thereafter; and

                  (ii) the Executive's estate shall be entitled to a pro-rata portion of any bonus payment referenced in Section 5(b) hereof with respect to the fiscal year in which such termination shall occur (such pro-ration to be based upon (A) the results actually achieved by the Company for the full fiscal year and (B) the actual number of days of active employment during such fiscal year).

                  (iii) the Executive's estate shall be paid all other amounts to which he was entitled prior to the date of termination under the retirement, benefit, insurance, and

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compensation programs required to be provided by Section 5 at the time such payments are payable under such plans.

            (c)   Disability.

                  (i) if the Executive's employment is terminated as a result of disability, the Executive's base salary shall continue until the monthly benefits specified in Section 5(f)(iii) are confirmed and actually commence to be paid and such payments shall continue to be available to the Executive to the extent provided in the long term disability insurance plan to which the Executive is entitled under this Agreement.

                  (ii) the Executive's estate shall be entitled to a pro-rata portion of any bonus payment referenced in Paragraph (b) hereof with respect to the fiscal year in which such termination shall occur (such pro-ration to be based upon (A) the results actually achieved by the Company for the full fiscal year and (B) the actual number of days of active employment during such fiscal year).

                  (iii) the Executive's estate shall be paid all other amounts to which he was entitled prior to the date of termination under the retirement, benefit, insurance, and compensation programs required to be provided by Section 5 at the time such payments are payable under such plans.

            (d) Without Cause or Upon Constructive Termination. If the Executive's employment is terminated by the Company without Cause (pursuant to Section 6(a)) or by the Executive upon the occurrence of a Constructive Termination (pursuant to Section 6(e)), the Executive's compensation provided in
Section 5 shall be paid as follows:

                  (i) the Company shall pay the Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which he is entitled under any retirement, benefit, insurance and compensation plans of the Company required to be provided by Section 5, at the time such payments are due, except as otherwise provided in this Agreement.

                  (ii) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as a severance payment to the Executive in six equal, consecutive monthly installments, an aggregate severance payment (together with the payments provided in the paragraphs below, (the "Severance Payments') equal to his annual rate of base salary in effect immediately prior to the Date of Termination and the greater of (a) the average of the last two annual bonuses (annualized in the case of any bonus paid with respect to a partial year) earned by him preceding the Date of Termination, or (b) the annual bonus (annualized in the case of any bonus paid with respect to a partial year) earned by him for the year in which the Termination occurs;

                  (iii) for a six (6) month period after such termination, the Company shall arrange to provide, at its cost, the Executive and his dependents with the benefits set forth

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in Section 5. Benefits otherwise receivable by the Executive pursuant to this
Subsection (iii) shall be reduced to the extent comparable benefits are actually received by him from a subsequent employer during the six (6) month period following the Date of Termination, and any such benefits actually received by him shall be reported to the Company; and

                  (iv) at the request of Executive, continuing participation in the Company's 401(k) Plan, if any, during the severance period. It is understood that if this request is made, the payments described in Section 7(a)(ii) above shall be made as accelerated salary continuation payments, although the obligation of the employee to perform services shall be waived. In this event, all references to termination of employment shall mean the point in time when performance of duties and responsibilities ceases.

      8.    Effect of Termination After a Change of Control.

            (a) For purposes of this Section, a "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is in fact required to comply therewith; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

                  (ii) during any period of twenty-four (24) consecutive months (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Board or by the stockholders of the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                  (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the

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Company (or similar transaction) in which no "person" (as hereinabove defined)
acquires 30% or more of the combined voting power of the Company's then outstanding securities; or

                  (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company' assets.

            (b) If any of the events described in Subsection 8 (a) hereof constituting a Change in Control shall have occurred, upon the subsequent termination of his employment during the term of this Agreement the Executive shall be entitled to receive the benefits described in Section 7(d) except that the Severance Payment referred to in Section 7(d)(ii) shall continue for a period of eighteen months, unless such termination is (A) because of the Executive's death or Disability, (B) by the Company for Cause, or (C) by the Executive other than for reasons constituting a Constructive Termination. In the event termination is because of (A), (B) or (C) immediately above, the provisions of Section 7 shall apply.

            (c) Upon any Change of Control, regardless of whether the Executive's employment terminates, any options held by the Executive to purchase securities of the Company shall become fully vested and exerciseable.

      9.    Agreement Not to Compete.

            (a) Except in the case of a termination without cause or a constructive termination, the Executive hereby agrees that during the Non-Competition Period (as defined below), he will not, directly or indirectly; alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or other business entity, engage (for anyone other than the Company) in any Competitive Enterprise. For the purpose hereof, "Competitive Enterprise" is defined as activities involving the provision of services and/or products to any of the Company's existing customers that are substantially similar to those provided by the Company. The ownership by the Executive of not more than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or -on The Nasdaq Stock Market shall not be deemed, in and of itself, to violate the prohibitions of this
Section 9(a). The "Non-Competition Period" is (a) the longer of the Executive's employment hereunder or time period which he serves as a director of the Company plus (b) a period of one (1) year thereafter.

            (b) The Executive agrees during any applicable Non-Competition Period not to take any action having the purpose or effect of interfering with or otherwise damaging in any material respect the Company's business relationship with any of its principal vendors.

            (c) The Executive agrees that during an applicable Non-Competition Period, he shall not, other than in connection with employment for the Company, directly or indirectly, knowingly, employ, or knowingly permit any company or business organization directly or indirectly controlled by the Executive to employ (i) any person entitled to receive a base salary of


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at least $40,000, who in either case, is employed by the Company at any time during the Non-Competition Period, or in any manner seek to induce any such person to leave his or her employment with the Company, unless such person has been involuntarily discharged by the Company.

            (d) If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the -foregoing restrictions to include the maximum restrictions allowed under the applicable law.

            (e) For purposes of this Section 9, the "Company" refers to the Company and any of its subsidiaries, subdivisions or affiliates.

      10. Other Activities. Nothing herein shall be construed as preventing the Executive from engaging in other business activities, provided that (i) they are not prohibited by Section 9(a); (ii) they do not interfere in any material respect with the performance of his duties as President, Chief Executive Officer and Chairman; and (iii) they do not violate any of his fiduciary duties to the Company`. In pursuing these activities, the Executive shall not use the assets of the Company, shall not make representations on behalf of the Company, and shall have no authority to bind or act as agent for the Company or its employees for any purpose.

      11. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) upon confirmation of receipt when such notice or other communication is sent by facsimile or telex, (c) one day after delivery to an overnight delivery courier, or (d) on the fifth day following the date of deposit in the United States mail if sent first class, postage prepaid, by registered or certified mail. The addresses for such notices shall be as follows:

            (a)   For notices and communications to the Company:

                        Artificial Life, Inc.
                        Four Copley Place, Suite 102
                        Boston. MA 02116
                        Attention: Board of Directors

                  with a copy to:

                        Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                        Boston, MA 02111
                        Facsimile: (617) 542-2241
                        Attention: Robert Duggan, Esq.

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            (b)   For notices and communications to the Executive:

                        Prof. Eberhard Schoneburg
                        218 Commonwealth Avenue
                        Boston, MA 02116

                  with a copy to:

                        Wolgang K. Meding
                        Busing, Muffelman & Theye
                        60323 Frankfurt Am Main
                        Freiherr-Vom-Stein-Str. 11
                        Germany

Any party hereto may, by notice to the other, change its address for receipt of notices hereunder.

      12. Governing Law. This Agreement shall be construed under and governed by the laws of the Commonwealth of Massachusetts, without reference to its conflicts of law principles.

      13. Amendment; Waiver. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument executed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach or a waiver of the breach of any other term or covenant contained in this Agreement.

      14. Successors and Assigns. Except as set forth herein this Agreement shall be binding upon the Executive, without regard to the duration of his employment by the Company or reasons for the cessation of such employment, and inure to the benefit of his administrators, executors, heirs and assigns, although the obligations of the Executive are personal and may be performed only by him. This Agreement shall also be binding upon and inure to the benefit of the Company and its subsidiaries, successors and assigns, including any corporation with which or into which the Company or its successors may be merged or which may succeed to their assets or business.

      15. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

      16. Attorneys' Fees. In the event that any action is brought to enforce any of the provisions of this Agreement, or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in

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favor of one of the parties to this Agreement, all expenses, including reasonable attorneys' fees, shall be paid by the nonprevailing party. In the event any such action is brought and the action does not result in the award of a judgment for money damages or in the granting of any injunction in favor of the party bringing such action, such party shall pay to the successful defending party all expenses, including reasonable attorney's fees, incurred by such party in defending against such action.

      17. Equitable Relief. The Executive expressly agrees that breach of any provision of Section 9 of this Agreement would result in irreparable injuries to the Company, that the remedy at law for any such breach will be inadequate and that upon breach of such provisions, the Company, in addition to all other available remedies, shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction without the necessity of proving the actual damage to the Company.

      18. Entire Agreement. This Agreement, including the exhibits and schedules hereto, constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions, writings and agreements between them.

      19. Arbitration. In the event of a dispute regarding a termination for constructive cause or termination arising under this Agreement, the parties agree to submit the same to arbitration in Boston, Massachusetts in accordance with the rules of the American Arbitration Association. Any award shall be enforceable in a court of competent jurisdiction.

      20. Indemnification. The Company shall indemnify the Executive to the extent presently provided in its Bylaws. The Executive agrees to promptly notify the Company of any actual or threatened claim arising out of or as a result of his employment with the Company.




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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                          THE COMPANY:

                                          ARTIFICIAL LIFE, INC.



                                          By: /s/ Eberhard Schoneburg
                                              ---------------------------
                                          Name:   Eberhard Schoneburg
                                          Title:  Chief Executive Officer


                                          THE EXECUTIVE:


                                          /s/ Eberhard Schoneburg
                                          -------------------------------
                                          Eberhard Schoneburg





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